Exhibit 21

SUBSIDIARIES OF THE ALLSTATE CORPORATION

COMPANY	JURISDICTION OF ORGANIZATION
The Allstate Corporation	Delaware
Allstate Bank	United States
Allstate Insurance Company	Illinois
Allstate International Insurance Holdings, Inc.	Delaware
Allstate Non-Insurance Holdings, Inc.	Delaware
American Heritage Life Investment Corporation	Delaware
Kennett Capital, Inc.	Delaware
Allstate Financing II	Delaware
Allstate Insurance Company
(Subsidiary of The Allstate Corporation)
Allstate Fire and Casualty Insurance Company	Illinois
Allstate Financial, LCC	Delaware
Allstate Financial Corporation	Illinois
Allstate Financial Services, LLC	Delaware
Allstate Holdings, LLC	Delaware
Allstate Indemnity Company	Illinois
Allstate Insurance Company of Canada	Canada
Allstate Life Insurance Company	Illinois
Allstate North American Insurance Company	Illinois
Allstate Property and Casualty Insurance Company	Illinois
Allstate Real Estate Trust	Illinois
Allstate Texas Lloyd's, Inc.	Texas
New Jersey Holdings, LLC	Delaware
Northbrook Holdings, LLC	Nebraska
Ivantage Group, LLC	Delaware
Tech-Cor, LLC	Delaware
Allstate Holdings, LLC
(Subsidiary of Allstate Insurance Company)
Allstate Floridian Insurance Company	Illinois
Allstate Floridian Indemnity Company	Illinois
Allstate Insurance Company of Canada
(Subsidiary of Allstate Insurance Company)
Allstate Life Insurance Company of Canada	Canada
Pembridge Insurance Company	Canada

Allstate Life Insurance Company
(Subsidiary of Allstate Insurance Company)
AFD, Inc.	Illinois
AFDW, Inc.	Oregon
ALFS, Inc.	Delaware
Allstate Assignment Company	Nebraska
Allstate Assurance Company	Illinois
Allstate Distributors, L.L.C.	Delaware
Allstate Financial Advisors, LLC	Delaware
Allstate Life Insurance Company of New York	New York
Allstate Settlement Corporation	Nebraska
Charter National Life Insurance Company	Illinois
Glenbrook Life and Annuity Company	Arizona
Intramerica Life Insurance Company	New York
LSA Asset Management, LLC	Delaware
Lincoln Benefit Life Company	Nebraska
Medinah Trust	Delaware
Surety Life Insurance Company	Nebraska
New Jersey Holdings, LLC
(Subsidiary of Allstate Insurance Company)
Allstate New Jersey Insurance Company	Illinois
Allstate New Jersey Insurance Company
(Subsidiary of New Jersey Holdings, LLC)
Encompass Insurance Company of New Jersey	Illinois
Ivantage Group, LLC
(Subsidiary of Allstate Insurance Company)
Ivantage Select Agency, Inc.	Illinois
Northbrook Indemnity Company	Illinois
Northbrook Indemnity Company
(Subsidiary of Ivantage Group, LLC)
Deerbrook Insurance Company	Illinois
Encompass Insurance Company	Illinois
Encompass Indemnity Company	Florida
Allstate International Insurance Holdings, Inc.
(Subsidiary of The Allstate Corporation)
Allstate Reinsurance Ltd.	Bermuda
Pembridge America Inc.	Florida

Allstate Non-Insurance Holdings, Inc.
(Subsidiary of The Allstate Corporation)
Allstate Investment Management Company	Delaware
Allstate Investments, LLC	Delaware
Allstate Motor Club, Inc.	Delaware
Allstate Motor Club of Canada Inc.	Canada
Northbrook Services, Inc.	Delaware
Northbrook Technology of Northern Ireland, Limited	Northern Ireland
Roadway Protection Auto Club, Inc.	Delaware
Sterling Collision Centers, Inc.	Delaware
Sterling Collision Centers
(Subsidiary of Allstate Non-Insurance Holdings, Inc.)
Bob Thompson Enterprises, Inc.	Pennsylvania
Champions Pride Electronics and Trim, Inc., d/b/a Champion's Pride Collision	Texas
JSI Collision Centers, Inc., formerly Johnny's Service, Inc.	Ohio
Pacific Painters, Inc.	Texas
Westborn Collision, Inc.	Michigan
American Heritage Life Investment Corporation
(Subsidiary of The Allstate Corporation)
American Heritage Life Insurance Company	Florida
American Heritage Service Company	Florida
Colonial Reinsurance, Ltd.	British Virgin Islands
E.R.J Insurance Group, Inc.	Florida
American Heritage Life Insurance Company
(Subsidiary of American Heritage Life Investment Corporation)
Fidelity International Company, Ltd.	Bahamas
First Colonial Insurance Company	Florida
Columbia Universal Life Insurance Company	Texas
Concord Heritage Life Insurance Company Inc.	New Hampshire
Keystone State Life Insurance Company	Pennsylvania
Fidelity International Company, Limited
(Subsidiary of American Heritage Life Insurance Company)
Fidelity International Insurance Company, Limited	Bahamas
Keystone State Life Insurance Company
(Subsidiary of American Heritage Life Insurance Company)
KSL Marketing Inc.	Pennsylvania

Deerbrook Insurance Company
(Subsidiary of Northbrook Indemnity Company)
Deerbrook General Agency, Inc.	Texas
Allstate Investment Management Company
AIMCO CDO, Series 2000-A	Cayman Islands
AIMCO CLO, Series 2001-A	Cayman Islands
Other
Allstate County Mutual Insurance Company	Texas
A mutual company owned by policy holders. Officers and employees of Allstate Insurance Company serve as directors and officers of Allstate County Mutual Insurance Company.
Allstate Texas Lloyd's	Texas
An insurance syndicate organized under the laws of Texas. Allstate Texas Lloyd's, Inc. (a direct wholly-owned subsidiary of Allstate Insurance Company) is the attorney-in-fact for this syndicate.